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                                                                    Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the USA Waste Services, Inc. Registration Statement on Form S-4 (File No. 33-60103), Registration Statements on Form S-3 (File Nos. 33-42988, 33-43809, 33-76226 and 33-85018) and
Registration Statements on Form S-8 (File Nos. 33-43619, 33-72436, 33-84990, 33-84988 and 33-59807), of our report dated July 14, 1995, on our audits of the supplemental consolidated financial statements of USA Waste Services, Inc. as of December 31, 1994 and 1993, and for the three years in the period ended December 31, 1994, which report is included in this Current Report on Form 8-K.



                                        COOPERS & LYBRAND L.L.P.

Dallas, Texas
July 14, 1995